   As filed with the Securities and Exchange Commission on June 9, 1999
                                                     Registration No. 333-75219
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             Amendment No. 6
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------

                                PHONE.COM, INC.
                  (Formerly known as "Unwired Planet, Inc.")
            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                           3661                          94-3219054
 (State or Other Jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
  Incorporation or Organization)    Classification Code Number)         Identification Number)

                                ---------------

                             800 Chesapeake Drive
                        Redwood City, California 94063
                                (650) 562-0200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                                Alain Rossmann
                     Chairman and Chief Executive Officer
                                Phone.com, Inc.
                             800 Chesapeake Drive
                        Redwood City, California 94063
                                (650) 562-0200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                ---------------

                                  Copies to:

                Mark A. Medearis                                Mark A. Bertelsen
                  Laurel Finch                                   Elise M. Brinck
              Carl L. Spataro, Jr.                       Wilson Sonsini Goodrich & Rosati
               Venture Law Group                             Professional Corporation
           A Professional Corporation                           650 Page Mill Road
              2775 Sand Hill Road                              Palo Alto, CA 94304
              Menlo Park, CA 94025                                (650) 493-9300
                 (650) 854-4488

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                                ---------------

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
                                                          Proposed
                                             Proposed      Maximum
  Title Of Each Class                        Maximum      Aggregate   Amount Of
     Of securities         Amount To Be   Offering Price  Offering   Registration
    To Be registered      Registered (1)  Per Share (2)   Price (2)      Fee
----------------------------------------------------------------------------------
Common Stock, par value
 $0.001................  4,600,000 shares     $12.00     $55,200,000   $15,346 (3)
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

(1) Includes 600,000 shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.
(3) Previously paid.
                                ---------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


                             EXPLANATORY NOTE

   This Amendment to Form S-1 is solely for the purpose of filing exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                     Amount to
                                                                      be Paid
                                                                     ----------
     SEC registration fee........................................... $   15,346
     NASD filing fee................................................      6,020
     Nasdaq National Market listing fee.............................     95,000
     Printing and engraving expenses................................    200,000
     Legal fees and expenses........................................    375,000
     Accounting fees and expenses...................................    350,000
     Blue Sky qualification fees and expenses.......................      5,000
     Transfer Agent and Registrar fees..............................     15,000
     Miscellaneous fees and expenses................................     38,634
                                                                     ----------
       Total........................................................ $1,100,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation provides for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct of culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms. Reference is also made to Section 7 of the underwriting agreement contained in Exhibit 1.1 hereto, indemnifying our officers and directors against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

  (a) Since January 1, 1996, we have issued and sold, without payment of any selling commission to any person, except as noted below, the following unregistered securities:

  (1) Prior to completion of this offering, we intend to effect a two-for-three stock split of our outstanding common stock in which each three outstanding shares of common stock will be split into two shares of common stock.

  (2) In October 1996, we issued and sold shares of Series C preferred stock convertible into an aggregate of 2,538,766 shares of common stock to six venture capital funds and three strategic partners for an aggregate purchase price of $9,674,983.

  (3) In January and February 1998, we issued and sold shares of Series D preferred stock convertible into an aggregate of 6,444,877 shares of common stock to 19 venture capital funds, five strategic partners and two individuals for an aggregate purchase price of $32,748,354. Deutsche Morgan Grenfell acted as placement agent in connection with this sale, for which it received usual and customary placement agent fees.

  (4) In March 1999, we issued and sold shares of Series E preferred stock convertible into an aggregate of 2,458,543 shares of common stock to a total of one venture capital fund, five strategic partners and one individual investor for an aggregate purchase price of $17,799,114. Credit Suisse First Boston Corporation acted as placement agent in connection with this sale, for which it received usual and customary placement agent fees.

  (5) As of March 15, 1999, 1,589,734 shares of common stock had been issued to our employees and consultants upon exercise of options or pursuant to restricted stock purchase agreements and 3,321,346 shares of common stock were issuable upon exercise of outstanding options under our 1995 and 1996 stock plans.

  (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

  The issuance described in Item 15(a)(1) was or will be exempt from registration under Section 2(3) of the Securities Act on the basis that such transaction did not involve a "sale" of securities. The issuances described in Items 15(a)(2) through 15(a)(4) were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as transactions by an issuer not involving any public offering. The issuances described in Items 15(a)(5) were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated thereunder in that they were offered and sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation, as provided by Rule 701. In addition, such issuances were deemed to be exempt from registration under
Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends where affixed to the securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about Phone.com.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Number                             Exhibit Title
 ------                             -------------
  1.1+   Form of Underwriting Agreement (Subject to Negotiation).
         Amended and Restated Certificate of Incorporation of the Registrant
  3.1+   prior to June 7, 1999.
  3.2+   Form of Amended and Restated Certificate of Incorporation of the
         Registrant, to be filed and effective upon completion of this offering.
  3.3+   Amended and Restated Bylaws of the Registrant.
         Certificate of Amendment of Certification of Incorporation of
  3.4*** Registrant.
  3.5+   Amended and Restated Certificate of Incorporation of Registrant
         effective as of June 7, 1999.
  4.1+   Form of the Registrant's Common Stock Certificate.
  5.1+   Opinion of Venture Law Group, a Professional Corporation.
 10.1+   Form of Indemnification Agreement.
 10.2+   1995 Stock Plan, as amended, and form of stock option agreement and restricted stock purchase agreement.

  Number                               Exhibit Title
  ------                               -------------
           1996 Stock Plan and form of stock option agreement and restricted
 10.3+     stock purchase agreement.
           1999 Employee Stock Purchase Plan and form of subscription
 10.4+     agreement.
           1999 Directors' Stock Option Plan and form of stock option
 10.5+     agreement.
           Fourth Amended and Restated Investor Rights Agreement dated March
 10.6+     12, 1999.
 10.7+     Voting Agreement dated January 23, 1998 and amendment thereto.
 10.8+     Lease Agreement dated March 10, 1998 for offices at 800 Chesapeake by and between Registrant and Seaport Centre Associates, LLC.
 10.9+     Form of Change of Control Severance Agreement between the Registrant and the Registrant's Named Executive Officers.
 10.10+    Relocation Agreement dated December 23, 1996 between the Registrant and Charles Parrish.
 10.11+    Warrant Agreements to Purchase Series C Preferred Stock dated May
           29, 1997 and July 17, 1997 by and between the Registrant and
           Comdisco, Inc.
 10.12+    Letter Agreement dated August 18, 1997 with Malcolm Bird.
 10.13+    Incentive Compensation Plan for Malcolm Bird dated January 27, 1999.
 10.14**+  OEM Master License Agreement with RSA Data Security dated December
           2, 1996.
 10.15+    Incentive Compensation Plan for Maurice Jeffery dated March 19,
           1999.
 10.16**++ Software License and Support Agreement dated as of May 1, 1996, with
           AT&T Wireless Services, Inc., as amended.
 10.17**++ Client License Agreement dated as of January 1, 1999, with
           Matsushita Communication Industrial Co., Ltd.
 21+       Subsidiaries of the Registrant.
 23.1      Consent of Independent Accountants.
 23.2+     Consent of Counsel (included in Exhibit 5.1).
 24.1+     Power of Attorney.
 27.1+     Financial Data Schedule.
 99.1+     Letter dated April 30, 1999 from Dataquest, a division of Gartner
           Group, Inc.
 99.2+     Letter dated May 3, 1999 from International Data Corporation.

---------------------
  + Previously filed.
 ++ Supersedes previously filed exhibit.
  * To be supplied by amendment.
 ** Confidential treatment has been requested with respect to this exhibit. *** Exhibit 3.4 has been withdrawn.

  (b) Financial Statement Schedules

  Financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on June 9, 1999.

                                          PHONE.COM, INC.

                                                    /s/ Alan Black
                                          By: _________________________________
                                                         Alan Black
                                                  Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                Date
              ---------                          -----                ----

                  *                    Chief Executive Officer    June 9, 1999
______________________________________  and Chairman (Principal
           (Alain Rossmann)             Executive Officer)

          /s/ Alan Black               Vice President, Finance    June 9, 1999
______________________________________  and Administration, Chief
             (Alan Black)               Financial Officer and
                                        Treasurer (Principal
                                        Financial and Accounting
                                        Officer)

                  *                    Director                   June 9, 1999
______________________________________
            (Roger Evans)

                  *                    Executive Vice President   June 9, 1999
______________________________________  and Director
          (Charles Parrish)

                  *                    Director                   June 9, 1999
______________________________________
           (David Kronfeld)

                  *                    Director                   June 9, 1999
______________________________________
          (Andrew Verhalen)

                  *                    Director                   June 9, 1999
______________________________________
             (Reed Hundt)

      /s/ Alan Black
*By: ____________________________
          Alan Black
      (Attorney-in-Fact)

                                 EXHIBIT INDEX

  Number                               Exhibit Title
  ------                               -------------
  1.1+     Form of Underwriting Agreement (Subject to Negotiation).
           Amended and Restated Certificate of Incorporation of the Registrant
  3.1+     prior to June 7, 1999.
  3.2+     Form of Amended and Restated Certificate of Incorporation of the
           Registrant, to be filed and effective upon completion of this offering.
  3.3+     Amended and Restated Bylaws of the Registrant.
           Certificate of Amendment of Certification of Incorporation of
  3.4***   Registrant.
  3.5+     Amended and Restated Certificate of Incorporation of Registrant
           effective as of June 7, 1999.
  4.1+     Form of the Registrant's Common Stock Certificate.
  5.1+     Opinion of Venture Law Group, a Professional Corporation.
 10.1+     Form of Indemnification Agreement.
 10.2+     1995 Stock Plan, as amended, and form of stock option agreement and restricted stock purchase agreement.
           1996 Stock Plan and form of stock option agreement and restricted
 10.3+     stock purchase agreement.
           1999 Employee Stock Purchase Plan and form of subscription
 10.4+     agreement.
           1999 Directors' Stock Option Plan and form of stock option
 10.5+     agreement.
           Fourth Amended and Restated Investor Rights Agreement dated March
 10.6+     12, 1999.
 10.7+     Voting Agreement dated January 23, 1998 and amendment thereto.
 10.8+     Lease Agreement dated March 10, 1998 for offices at 800 Chesapeake by and between Registrant and Seaport Centre Associates, LLC.
 10.9+     Form of Change of Control Severance Agreement between the Registrant and the Registrant's Named Executive Officers.
 10.10+    Relocation Agreement dated December 23, 1996 between the Registrant and Charles Parrish.
 10.11+    Warrant Agreements to Purchase Series C Preferred Stock dated May
           29, 1997 and July 17, 1997 by and between the Registrant and
           Comdisco, Inc.
 10.12+    Letter Agreement dated August 18, 1997 with Malcolm Bird.
 10.13+    Incentive Compensation Plan for Malcolm Bird dated January 27, 1999.
 10.14**+  OEM Master License Agreement with RSA Data Security dated December
           2, 1996.
 10.15+    Incentive Compensation Plan for Maurice Jeffery dated March 19,
           1999.
 10.16**++ Software License and Support Agreement dated as of May 1, 1996, with
           AT&T Wireless Services, Inc., as amended.
 10.17**++ Client License Agreement dated as of January 1, 1999, with
           Matsushita Communication Industrial Co., Ltd.
 21+       Subsidiaries of the Registrant.
 23.1      Consent of Independent Accountants.
 23.2+     Consent of Counsel (included in Exhibit 5.1).
 24.1+     Power of Attorney.
 27.1+     Financial Data Schedule.
 99.1+     Letter dated April 30, 1999 from Dataquest, a division of Gartner
           Group, Inc.
 99.2+     Letter dated May 3, 1999 from International Data Corporation.

---------------------
  + Previously filed.
 ++ Supersedes previously filed exhibit.
  * To be supplied by amendment.
 ** Confidential treatment has been requested with respect to this exhibit. *** Exhibit 3.4 has been withdrawn.